                                                                  EXHIBIT 10(LL)

             FIRST AMENDMENT TO LOAN FACILITY AGREEMENT AND GUARANTY

     THIS FIRST AMENDMENT TO LOAN FACILITY AGREEMENT AND GUARANTY (this "AMENDMENT"), is made and entered into as of September 27, 2004, by and among AARON RENTS, INC., a Georgia corporation ("SPONSOR"), SUNTRUST BANK ("SUNTRUST") and each of the other lending institutions listed on the signature pages hereto (SunTrust and such lenders, the "PARTICIPANTS") and SUNTRUST BANK, a banking corporation organized and existing under the laws of Georgia having its principal office in Atlanta, Georgia, as Servicer (in such capacity, the "SERVICER").

                                   WITNESSETH:

     WHEREAS, the Sponsor, the Participants and the Servicer are parties to a certain Loan Facility Agreement and Guaranty, dated as of May 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "LOAN FACILITY AGREEMENT"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Facility Agreement), pursuant to which the Participants have made certain financial accommodations available to the Sponsor;

     WHEREAS, the Sponsor has requested that the Participants and the Servicer amend certain provisions of the Loan Facility Agreement, and subject to the terms and conditions hereof, the Participants are willing to do so;

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Sponsor, the Participants and the Servicer agree as follows:

     1. AMENDMENTS.

     (a) Section 1.1 of the Loan Facility Agreement is hereby amended by replacing the definition of "MAXIMUM COMMITMENT AMOUNT" in its entirety with the following definition:

     "MAXIMUM COMMITMENT AMOUNT" shall mean $140,000,000.00, as such amount may be reduced pursuant to Section 2.7, Section 2.8 or Section 15.2.

     (b) Section 2.1 of the Loan Facility Agreement is hereby amended by replacing subsection (a) of such Section in its entirety with the following:

          (a) Startup Franchisee Commitment. Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty and other obligations of the Sponsor set forth herein, the Servicer hereby establishes a commitment to the Sponsor to establish Startup Franchisee Loan Commitments and to make Advances thereunder to such Startup Franchisee Borrowers as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the date hereof and ending on May 27, 2005 (as such period may be extended for one or more subsequent 364-day periods pursuant to Section 2.8, the "COMMITMENT TERMINATION DATE") in an aggregate committed amount at any one time outstanding not to exceed ONE HUNDRED AND FORTY MILLION AND NO/100 DOLLARS ($140,000,000) (the "STARTUP FRANCHISEE COMMITMENT"); provided that, notwithstanding any provision of this Agreement to the contrary, at no time shall the sum of aggregate committed amounts of all Loan Commitments outstanding pursuant to the Commitments, or, following the termination of any such Loan Commitment, Advances outstanding thereunder, exceed the Maximum Commitment Amount.

     (c) Section 2.1 of the Loan Facility Agreement is hereby further amended by replacing subsection (b) of such Section in its entirety with the following:

          (b) Established Franchisee Commitment. Subject to and upon the terms and conditions set forth in this Agreement and the other Operative Documents, and in reliance upon the guaranty and other obligations of the Sponsor set forth herein, the Servicer hereby establishes a commitment to the Sponsor to establish Established Franchisee Loan Commitments and to make Advances thereunder to such Established Franchisees as may be designated by the Sponsor in its Funding Approval Notices during a period commencing on the date hereof and ending on the Commitment Termination Date in an aggregate committed amount at any one time outstanding not to exceed ONE HUNDRED AND FORTY MILLION AND NO/100 DOLLARS ($140,000,000.00) (the "ESTABLISHED FRANCHISEE COMMITMENT"); provided that, notwithstanding any provision of this Agreement to the contrary, at no time shall the sum of aggregate committed amounts of all Loan Commitments outstanding pursuant to the Commitments, or, following the termination of any such Loan Commitment, Advances outstanding thereunder, exceed the Maximum Commitment Amount.

     (d) Schedule 1.1(b) of the Loan Facility Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 1.1(b) attached to this First Amendment and by this reference incorporated herein and in the Loan Facility Agreement.

     2. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Participants hereunder, it is understood and agreed that this Amendment shall not become effective, and the Sponsor shall have no rights under this Amendment, until the Servicer shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Loan Facility Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Servicer), and (ii) each of the following documents:

     (a) executed counterparts to this Amendment from the Sponsor, each of the Guarantors and the Participants;

     (b) a favorable written opinion of Kilpatrick Stockton, LLP, counsel for Sponsor and Guarantors, in a form satisfactory to the Servicer and each Participant and covering such matters relating to the transactions contemplated hereby as the Servicer may reasonably request;

     (c) a certificate of the Secretary or Assistant Secretary of each of Sponsor and each Guarantor certifying (i) that the Articles of Incorporation and Bylaws of Sponsor and each Guarantor, true and correct copies of which were previously delivered in certified form to the

Servicer on May 28, 2004, pursuant to the Loan Facility Agreement, have not been amended, restated, modified or revoked and remain in full force and effect as of the date hereof, and (ii) the resolutions of the Board of Directors of each of Sponsor and each Guarantor, respectively, approving this Amendment and the transactions contemplated hereby;

     (d) certificates from the Secretaries of State of such States of incorporation certifying Sponsor's and each Guarantor's good standing as a corporation in such State.

     3. REPRESENTATIONS AND WARRANTIES. To induce the Participants and the Servicer to enter into this Amendment, each Credit Party hereby represents and warrants to the Participants and the Servicer that:

     (a) The execution, delivery and performance by such Credit Party of this Amendment (i) are within such Credit Party's power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;

     (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

     (c) After giving effect to this Amendment, the representations and warranties contained in the Loan Facility Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

     4. REAFFIRMATIONS AND ACKNOWLEDGMENTS.

     (a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Sponsor of this Amendment and jointly and severally ratify and confirm the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Loan Facility Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Sponsor to the Participants or any other obligation of the Sponsor, or any actions now or hereafter taken by the Participants with respect to any obligation of the Sponsor, the Guaranty Agreement (and in the case of Sponsor, the guaranty as set forth in Article X of the Loan Facility Agreement) (i) is and shall continue to be a primary, absolute and unconditional obligation of such Guarantor, except as may be specifically set forth in the Guaranty Agreement (or in the case of Sponsor, the guaranty provisions set forth in Article X of the Loan Facility Agreement), and (ii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement (or in the case of Sponsor, the guaranty provisions set forth in Article X of the Loan Facility Agreement).

     5. EFFECT OF AMENDMENT. Except as set forth expressly herein, all terms of the Loan Facility Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Sponsor to the Participants and the Servicer. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Participants under the Loan Facility Agreement, nor constitute a waiver of any provision of the Loan Facility Agreement. This Amendment shall constitute a Loan Document for all purposes of the Loan Facility Agreement.

     6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.

     7. NO NOVATION. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Loan Facility Agreement or an accord and satisfaction in regard thereto.

     8. COSTS AND EXPENSES. The Sponsor agrees to pay on demand all costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Servicer with respect thereto.

     9. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

     10. BINDING NATURE. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

     11. ENTIRE UNDERSTANDING. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

                           [Signature Pages To Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Sponsor and the Guarantors, by their respective authorized officers as of the day and year first above written.

                                        SPONSOR:

                                        AARON RENTS, INC.


                                        By: /s/ Gilbert L. Danielson
                                            ------------------------------------
                                            Gilbert L. Danielson
                                            Executive Vice President -
                                            Chief Financial Officer


                                        GUARANTORS:

                                        AARON INVESTMENT COMPANY, as Guarantor


                                        By: /s/ Gilbert L. Danielson
                                            ------------------------------------
                                        Name: Gilbert L. Danielson
                                        Title: Vice President and Treasurer


                                        AARON RENTS, INC. PUERTO RICO, as
                                        Guarantor


                                        By: /s/ Robert P. Sinclair, Jr.
                                            ------------------------------------
                                        Name: Robert P. Sinclair, Jr.
                                        Title: Treasurer

                                        PARTICIPANTS:

                                        SUNTRUST BANK


                                        By: /s/ Donald M. Thompson
                                            ------------------------------------
                                        Name: Donald M. Thompson
                                        Title: Director

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By: /s/ Martha M. Winters
                                            ------------------------------------
                                        Name: Martha M. Winters
                                        Title: Director

                                        SOUTHTRUST BANK


                                        By: /s/ Ronald Fontenot
                                            ------------------------------------
                                        Name: Ronald Fontenot
                                        Title: Vice President

                                        REGIONS BANK


                                        By: /s/ Stephen H. Lee
                                            ------------------------------------
                                        Name: Stephen H. Lee
                                        Title: Senior Vice President

                                        BRANCH BANKING & TRUST CO.


                                        By: /s/ Paul E. Mc Laughlin
                                            ------------------------------------
                                        Name: Paul E. McLaughlin
                                        Title: Senior Vice President

                                 Schedule 1.1(b)

                             PARTICIPANT COMMITMENTS

Participant                           Commitment Amount
-----------                           -----------------
SunTrust Bank                           $29,117,647.55
Wachovia Bank, National Association     $32,941,176.46
SouthTrust Bank                         $28,823,529.40
Regions Bank                            $24,705,882.36
Branch Banking & Trust Co.              $24,411,764.23